Golub Capital BDC, Inc. Announces Stockholder Approval of Proposed Merger With Golub Capital Investment Corporation
New York - September 4, 2019 - Golub Capital BDC, Inc. (“GBDC” or the “Company”) (NASDAQ: GBDC, www.golubcapitalbdc.com) announced today that it obtained stockholder approval of the proposals related to its merger with Golub Capital Investment Corporation (“GCIC”) at a special meeting of the Company’s stockholders on September 4, 2019.
Over 96% of GBDC stockholders who voted at the meeting voted in favor of the proposals related to effecting the proposed merger, including the approval of the new investment advisory agreement to be effective upon closing of the merger, each as described in the Company’s proxy statement.
At a separate meeting held on September 4, 2019, 100% of GCIC stockholders who voted at the meeting voted in favor of the proposed merger. The merger is currently expected to close later in September 2019, subject to satisfaction of customary closing conditions.
David B. Golub, CEO of GBDC, said, “We would like to thank our stockholders and the stockholders of GCIC for their strong support of the proposed merger. We would also like to thank the independent directors of GBDC and GCIC for their careful evaluation of the proposed merger on behalf of their respective stockholders. We believe the merger with GCIC is a win-win-win-good for GBDC stockholders, good for GCIC stockholders, and good for GBDC. We look forward to delivering the powerful advantages of the combined company to our current and future stockholders.”
Under the terms of the approved merger agreement, GCIC stockholders will receive 0.865 shares of GBDC common stock for each share of GCIC common stock.
About Golub Capital BDC, Inc.
Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to U.S. middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies ("Golub Capital"). For more information, please visit www.golubcapitalbdc.com.
About Golub Capital Investment Corporation
Golub Capital Investment Corporation (“GCIC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GCIC invests primarily in one stop and other senior secured loans to U.S. middle market companies that are often sponsored by private equity investors. GCIC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of Golub Capital.
About Golub Capital
Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to U.S. middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded 25 years ago,

Golub Capital today has over 425 employees and lending offices in Chicago, New York and San Francisco. For more information, please visit golubcapital.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. GBDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.
Additional Information and Where to Find It
This communication relates to a proposed business combination involving GBDC and GCIC. In connection with the proposed business combination, each of GBDC and GCIC have filed relevant materials with the SEC, including a registration statement on Form N-14, which includes a prospectus of GBDC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF EACH OF GBDC AND GCIC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GBDC, GCIC, AND THE BUSINESS COMBINATION TRANSACTION. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by GBDC, from GBDC’s website at http://www.golubcapitalbdc.com.